Exhibit 3.1

GREAT PLAINS ENERGY INCORPORATED

BY-LAWS

AS AMENDED DECEMBER 11, 2012

GREAT PLAINS ENERGY INCORPORATED

BY-LAWS

ARTICLE I

Offices

Section 1.  The location of the registered office and the name of the registered agent of the Company in the State of Missouri shall be as stated in the Articles of Incorporation or as determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Missouri pursuant to applicable provisions of law.

Section 2.  The Company also may have offices at such other places either within or without the State of Missouri as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

Shareholders

Section 1.  (a)    All meetings of the shareholders shall be held at such place within or without the State of Missouri as may be selected by the Board of Directors or Executive Committee, but if the Board of Directors or Executive Committee shall fail to designate a place for said meeting to be held, then the same shall be held at the principal place of business of the Company.

(b)    If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication:

(i) Participate in a meeting of shareholders; and

(ii) Be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that:

a. The Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder;

b. The Company shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

c. If any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

(c)    The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the Chairman of the Board may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman of the Board, may, to the extent not prohibited by law, include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; and (v) limitations on the time allotted to questions or comments by participants. Unless otherwise determined by the Board or the Chairman of the Board, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 2.  An annual meeting of the shareholders shall be held on the first Tuesday of May in each year, if not a legal holiday, and if a legal holiday, then on the first succeeding day which is not a legal holiday, at 10 a.m., for the purpose of electing directors of the Company and transacting such other business as may properly be brought before the meeting.

Section 3.  Unless otherwise expressly provided in the Articles of Incorporation of the Company with respect to the Cumulative Preferred Stock, Cumulative No Par Preferred Stock or Preference Stock, special meetings of the shareholders may only be called by the Chairman of the Board, by the President or at the request in writing (which shall include a request received by electronic transmission) of a majority of the Board of Directors.  Special meetings of shareholders of the Company may not be called by any other person or persons.

Section 4.  Written or printed notice of each meeting of the shareholders, annual or special, shall be given in the manner provided in the corporation laws of the State of Missouri.  Written notice shall include, but not be limited to, notice by electronic transmission which means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient. In case of a call for any special meeting, the notice shall state the time, place and purpose of such meeting.

Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his or her address as it appears on the records of the Company.

Section 5.  Attendance of a shareholder at any meeting, whether in person or by means of remote communication, shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, shall be prepared by the officer having charge of the transfer book for shares of the Company.  Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.
Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any such meeting.

Section 7.  Each outstanding share entitled to vote under the provisions of the Articles of Incorporation of the Company shall be entitled to one vote on each matter submitted at a meeting of the shareholders.  A shareholder may vote either in person or by proxy in the manner provided in the corporation laws of the State of Missouri, including by means of electronic transmission or by telephone.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

At any election of directors of the Company, each holder of outstanding shares of any class entitled to vote thereat shall have the right to cast as many votes in the aggregate as shall equal the number of shares of such class held, multiplied by the number of directors to be elected by holders of shares of such class, and may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates as such holder shall elect.

Section 8.  At any meeting of shareholders, a majority of the outstanding shares entitled to vote represented in person, by means of remote connection or by proxy shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation or by these By-laws.  The holders of a majority of the shares represented in person or by proxy and entitled to vote at any meeting of the shareholders shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after any such adjournment, whether or not a quorum be present.  The time and place to which any such adjournment is taken shall be publicly announced at the meeting, and no notice need be given of any such adjournment to shareholders not present at the meeting.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.  The vote for directors and the vote on any other question that has been properly brought before the meeting in accordance with these By-laws shall be by ballot.  Each ballot cast by a shareholder must state the name of the shareholder voting and the number of shares voted by him and if such ballot be cast by a proxy, it must also state the name of such proxy.  All elections and all other questions shall be decided by plurality vote, unless the question is one on which by express provision of the statutes or of the Articles of Incorporation or of these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.  The Chairman of the Board, or in his or her absence the President of the Company, shall convene all meetings of the shareholders and the Chief Executive Officer shall act as chairman thereof.  The Board of Directors may appoint any shareholder to act as chairman of any meeting of the shareholders in the absence of the Chairman of the Board and the Chief Executive Officer, and in the case of the failure of the Board so to appoint a chairman, the shareholders present at the meeting shall elect a chairman who shall be either a shareholder or a proxy of a shareholder.

The Secretary of the Company shall act as secretary of all meetings of shareholders.  In the absence of the Secretary at any meeting of shareholders, the President or acting chairman may appoint any person to act as secretary of the meeting.

Section 11.  At any meeting of shareholders where a vote by ballot is taken for the election of directors or on any proposition, the person presiding at such meeting shall appoint not less than two persons, who are not directors, as inspectors to receive and canvass the votes given at such meeting and certify the result to him.  Subject to any statutory requirements which may be applicable, all questions touching upon the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the inspectors.  In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.

Section 12.  Unless otherwise provided by statute or by the Articles of Incorporation, any action required to be taken by shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 13.  Notice of Shareholder Business and Nominations.

(a)	Business Brought Before an Annual Meeting.

(1)           At an annual meeting of shareholders, only such business shall be conducted that is properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the Company's notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a shareholder who: (A) was a shareholder of record at the time of giving the notice provided for in this Section 13(a) and on the record date for the determination of shareholders entitled to vote at the annual meeting, (B) is entitled to vote at the meeting, and (C) complied with all of the notice procedures set forth in this Section 13(a) as to such business (except for proposals made in accordance with Rule 14a-8 under the Exchange Act (as defined in Section 13(d), which are addressed in Section 13 (a)(5)).  The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders.  Shareholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Section 13 (b) of these By-laws, and this Section 13 (a) shall not be applicable to nominations except as expressly provided therein.

(2)           Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) (1) of this Section 13, the shareholder must have given Timely Notice (as defined in Section 13 (d)) thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for shareholder action. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(3)           Such shareholder's notice for the annual meeting shall set forth:

(i)           (A) the name and address of the shareholder providing the notice, as they appear on the Company's books, and of the other Proposing Persons (as defined in Section 13 (d)), (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record, and the class and number of shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Proposing Person, except that any such Proposing Person shall be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (C) a representation that each Proposing Person will notify the Company in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for the meeting;

(ii)           as to each Proposing Person: (A) any Derivative Instruments (as defined in Section 13(d)) that are, directly or indirectly, owned or held by such Proposing Person; (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person, directly or indirectly, has or shares a right to vote any shares of any class or series of the Company; (C) any Short Interests (as defined in Section 13(d)), that are held directly or indirectly by such Proposing Person; (D) any rights to dividends on the shares of any class or series of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company; (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the Company, Derivative Instruments or Short Interests, if any, including, without limitation, any such interests held by persons sharing the same household as such Proposing Person; and (F) any plans or proposals that the Proposing Person may have that relate to or may result in the acquisition or disposition of securities of the Company, an extraordinary corporate transaction (such as the sale of a material amount of assets of the Company or any of its subsidiaries, a merger, reorganization or liquidation) involving the Company or any of its subsidiaries, any change in the Board of Directors or management of the Company (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors), any material change in the present capitalization or dividend policy of the Company, any change in the Company’s Articles of Incorporation or By-laws, causing a class of securities of the Company to be delisted from a national securities exchange or any other material change in the Company’s business or corporate structure or any action similar to those listed above;

(iii)           as to each matter proposed to be brought by any Proposing Person before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any material interest of such Proposing Person in such business and (B) a reasonably detailed description of all agreements, arrangements, understandings or relationships between or among any of the Proposing Persons and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Person; and

(iv)           any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act.

(4)           A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13(a) shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable (in the case of any update or supplement required to be made after the record date).

(5)           This Section 13(a) is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation.  In addition to the foregoing provisions of this Section 13(a), each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 13(a).  This Section 13 shall not be deemed to affect (i) the rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act and, if required by such rule to be included in the Company's proxy statement, to include a description of such proposal in the notice of meeting and to be submitted for a shareholder vote at the applicable meeting, or (ii) the rights of the holders of any series of Preferred Stock if and to the extent provided under law, the Articles of Incorporation or these By-laws.

(6)           Notwithstanding satisfaction of the provisions of this Section 13(a), the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to the Articles of Incorporation, the By-laws, state law or any rule or regulation of the Securities and Exchange Commission, it was offered as a shareholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

(7)           In the event Timely Notice is given pursuant to Section 13(a)(2) and the business described therein is not disqualified pursuant to this Section 13(a), such business may be presented by, and only by, the shareholder who shall have given the notice required by this Section 13(a), or a representative of such shareholder who is qualified under the law of the State of Missouri to present the proposal on the shareholder's behalf at the meeting.

(8)           Notwithstanding anything in these By-laws to the contrary: (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 13(a) or, subject to Section 13(a)(1) or Section 13(a)(5), as permitted under Rule 14a-8 under the Exchange Act (other than the nomination of a person for election as a director, which is governed by Section 13(b)), and (ii) unless otherwise required by law, if a Proposing Person intending to propose business at an annual meeting pursuant to Section 13(a)(1)(iii) does not provide the information required under Section 13(a)(2)-(4) within the periods specified therein, or the shareholder who shall have given the notice required by Section 13(a) (or a qualified representative of the shareholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company.  The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13(a) and any such business not properly brought before the meeting shall not be transacted.  The requirements of this Section 13(a) are included to provide the Company notice of a shareholder's intention to bring business before an annual meeting and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Company as a condition precedent to bringing any such business before an annual meeting.

(b)	Nominations of Directors

(1)           Nominations of persons for election to the Board of Directors at an annual meeting or special meeting (but only if the Board of Directors has first determined that directors are to be elected at such special meeting) may be made at such meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (ii) by any shareholder who:  (A) was a shareholder of record at the time of giving the notice provided for in this Section 13(b) and on the record for determination of shareholders entitled to vote at the meeting; (B) is entitled to vote at the meeting; and (C) complied with the notice procedures set forth in this Section 13(b) as to such nomination.  Section 13(b)(1)(ii) of these By-laws shall be the exclusive means for a shareholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the shareholders at an annual meeting or special meeting.

(2)           Without qualification, for nominations to be made at an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined in Section 13(d) in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13(b).  Without qualification, if the Board of Directors has first determined that directors are to be elected at a special meeting, then for nominations to be made at a special meeting by a shareholder, the shareholder must (i) provide notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which the date of such special meeting was first Publicly Disclosed and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13(b).  In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a shareholder notice as described above.

(3)           To be in proper form for purposes of this Section 13(b), a shareholder's notice to the Secretary pursuant to this Section 13(b) must set forth:

(i)           (A) the name and address of Proposing Person providing the notice, as they appear on the Company's books, and of the other Proposing Persons, (B) any Material Ownership Interests (as defined in Section 13(d)) of each Proposing Person, as well as the information set forth in Section 13(a)(3)(ii), clause (F) regarding each Proposing Person and (C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(ii)           as to each person whom the shareholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder's notice pursuant to this Section 13(b) if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee's written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, and any other persons Acting in Concert with such nominee, affiliates, associates and other person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Proposing Person were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a representation that each Proposing Person will notify the Company in writing of any such relationships, arrangements, agreements or understandings as of the record date for the meeting, promptly following the later of such record date or the date the notice of such record date is first Publicly Disclosed; and (D) a completed and signed questionnaire, representation and agreement as provided in Section

13(b)(7).

(4)           The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder's understanding of the independence or lack of independence of such nominee.

(5)           A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13(b) shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable in the case of any update or supplement required to be made after the record date.

(6)           Notwithstanding anything in the Timely Notice requirement in the first sentence of Section 13(b)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting of shareholders, a shareholder's notice required by this Section 13(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such nominees or increased size was first Publicly Disclosed by the Company.

(7)           To be eligible to be a stockholder proposed nominee for election as a director of the Company, a person must deliver (in accordance with the time periods prescribed by delivery of notice under this Section 13(b) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any Voting Commitment (as defined in Section 13(d) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person's individual capacity, if elected as a director of the Company, will comply with applicable Publicly Disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(8)           In addition to the foregoing provisions of this Section 13(b), each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 13.

(9)           Only such persons who are nominated in accordance with the procedures set forth in this Section 13(b) shall be eligible to serve as directors.  Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 13(b) and, if any proposed nomination is not in compliance with this Section 13(b), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

(c)           Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time the notice provided for in this Section 13 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedure set forth in this Section 13. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (b)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (l0th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) of the giving of a shareholder's notice as described above.

(d)           Definitions.  For purposes of Section 13, of these By-laws, the following terms have the meanings specified or referred to below:

     (1)    "Acting in Concert" means a person will be deemed "Acting in Concert" with another person for purposes of these By-laws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person's conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act.  A person that is Acting in Concert with another person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.

     (2)    "Derivative Instruments" shall mean (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise, conversion or exchange privilege or settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the price or value or volatility of any class or series of shares of the Company, or (ii)any derivative, swap or other transaction, right or instrument or series of transactions, rights or instruments engaged in, directly or indirectly, by any Proposing Person the purpose or effect of which is to give such Proposing Person economic risks or rights similar to ownership of shares of any class or series of the Company, including, due to the fact that the value of such derivative, swap or other transaction, right or instrument is determined by reference to the price or value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transaction, right or instrument provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value or volatility of any shares of any class or series of the Company, in each case whether or not such derivative, swap, security, instrument, right or other transaction or instrument, (A) conveys any voting rights in such shares to any Proposing Person, or is required to be, or is capable of being, settled through delivery of such shares, or (B) any Proposing Person may have entered into other transactions or arrangements that hedge or mitigate the economic effect of such derivative, swap, security, instrument or other right or transaction related to any of the foregoing.

     (3)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     (4)    "Material Ownership Interests" shall mean the disclosures to be made pursuant to Section 13(a)(3)(i), clauses (B) and (C), and pursuant to Section 13(a)(3)(ii), clauses (A) through (E).

     (5)    "Proposing Person" shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting or the shareholder providing notice of the nomination of a director, (ii) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (iii) any affiliate or associate of such shareholder or beneficial owner (the terms "affiliate" and "associate" are defined in Rule 12b-2 under the Exchange Act), and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

     (6)    "Publicly Disclosed" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (7)    "Short Interests" shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by any Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company.

     (8)    "Timely Notice" shall mean a shareholder's notice to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of shareholders; provided , however , that in the event that less than seventy (70) days' notice or prior Public Disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     (9)    "Voting Commitment" shall mean any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question.

ARTICLE III

Board of Directors

Section 1.  The property, business and affairs of the Company shall be managed and controlled by a Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

Section 2.  The Board of Directors shall consist of not less than seven (7) nor more than thirteen (13) directors, the exact number to be set from time-to-time by a resolution adopted by the affirmative vote of the majority of the whole Board.  Each director shall be elected at the annual meeting of the shareholders to serve until the next annual meeting of the shareholders and until his or her successor shall be elected and qualified.    The independent directors of the Board of Directors shall elect on an annual basis an independent director as Lead Director.  The powers and responsibilities of the Lead Director shall be established from time to time by the Board of Directors and shall be set forth in the Corporate Governance Guidelines of the Board of Directors.  The Lead Director may call, and shall preside over, all meetings of the independent directors of the Company.

Section 3.  In case of the death or resignation of one or more of the directors of the Company, a majority of the remaining directors, though less than a quorum, may fill the vacancy or vacancies until the successor or successors are elected at a meeting of the shareholders.

Section 4.  The Board of Directors may hold its regular meetings either within or without the State of Missouri at such place as shall be specified in the notice of such meeting. The Chairman of the Board, or in his or her absence the Lead Director or other director appointed by the independent members of the Board of Directors, shall convene all meetings of the Board of Directors and shall act as chairman thereof.

Section 5.  Regular meetings of the Board of Directors shall be held as the Board of Directors shall from time to time determine.  The Secretary or an Assistant Secretary shall give at least three (3) business days' notice of the time and place of each such meeting to each director in the manner provided in Section 9 of this Article III. The notice need not specify the business to be transacted.

Section 6.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Lead Director, the President or three members of the Board and shall be held at such place as shall be specified in the notice of such meeting.  Notice of such special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or personally or by telephone, electronic transmission or similar means of communication on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 7.  A majority of the full Board of Directors as prescribed in these By-laws shall constitute a quorum for the transaction of business.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 8.  The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation for directors.  Compensation for nonemployee directors may include both a stated annual retainer and a fixed fee for attendance at each regular or special meeting of the Board.  Nonemployee members of special or standing committees of the Board may be allowed a fixed fee for attending committee meetings.  Any director may serve the Company in any other capacity and receive compensation therefor.  Each director may be reimbursed for his or her expenses, if any, in attending regular and special meetings of the Board and committee meetings.

Section 9.  Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-laws, notice is required to be given to any director, it shall not be construed to require personal notice, but such notice may be given by telephone, electronic transmission or similar means of communication addressed to such director at such address as appears on the books of the Company, or by mail by depositing the same in a post office or letter box in a postpaid, sealed wrapper addressed to such director at such address as appears on the books of the Company.  Such notice shall be deemed to be given at the time when the same shall be thus telephoned, electronically transmitted or mailed.

Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 10. The Board of Directors may by resolution provide for an Executive Committee of said Board, which shall serve at the pleasure of the Board of Directors and, during the intervals between the meetings of said Board, shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Company, except with respect to any matters which, by resolution of the Board of Directors, may from time to time be reserved for action by said Board.

Section 11. The Executive Committee, if established by the Board, shall consist of the Chief Executive Officer of the Company and two or more additional directors, who shall be elected by the Board of Directors to serve at the pleasure of said Board until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors shall have been elected.  Vacancies in the Committee shall be filled by the Board of Directors.

Section 12. Meetings of the Executive Committee shall be held whenever called by the Chairman or by a majority of the members of the committee, and shall be held at such time and place as shall be specified in the notice of such meeting.  The Secretary or an Assistant Secretary shall give at least one day's notice of the time, place and purpose of each such meeting to each committee member in the manner provided in Section 9 of this Article III, provided, that if the meeting is to be held outside of Kansas City, Missouri, at least three days' notice thereof shall be given.

Section 13.  At all meetings of the Executive Committee, a majority of the committee members shall constitute a quorum and the unanimous act of all the members of the committee present at a meeting where a quorum is present shall be the act of the Executive Committee.  All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

Section 14.  In addition to the Executive Committee provided for by these By-laws, the Board of Directors, by resolution adopted by a majority of the whole Board of Directors, (i) shall designate, as standing committees, an Audit Committee, a Compensation and Development Committee and a Governance Committee, and (ii) may designate one or more special committees, each consisting of two or more directors.  Each standing or special committee shall have and may exercise so far as may be permitted by law and to the extent provided in such resolution or resolutions or in these By-laws, the responsibilities of the business and affairs of the Company.  The Board of Directors may, at its discretion, appoint qualified directors as alternate members of a standing or special committee to serve in the temporary absence or disability of any member of a committee.  Except where the context requires otherwise, references in these By-laws to the Board of Directors shall be deemed to include the Executive Committee, a standing committee or a special committee of the Board of Directors duly authorized and empowered to act in the premises.

Section 15.  Each standing or special committee shall record and keep a record of all its acts and proceedings and report the same from time to time to the Board of Directors.

Section 16.  Regular meetings of any standing or special committee, of which no notice shall be necessary, shall be held at such times and in such places as shall be fixed by majority of the committee.  Special meetings of a committee shall be held at the request of any member of the committee.  Notice of each special meeting of a committee shall be given not later than one day prior to the date on which the special meeting is to be held.  Notice of any special meeting need not be given to any member of a committee, if waived by him in writing or by electronic transmission before or after the meeting; and any meeting of a committee shall be a legal meeting without notice thereof having been given, if all the members of the committee shall be present.

Section 17.  A majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present, by telephone conference call (or similar communications equipment whereby all persons participating in the meeting can hear each other), at any meeting at which a quorum is present shall be the act of the committee.  Members of any committee shall act only as a committee and the individual members shall have no power as such.

Section 18.  The members or alternates of any standing or special committee shall serve at the pleasure of the Board of Directors.

Section 19.  If all the directors severally or collectively shall consent in writing or by electronic transmission to any action which is required to be or may be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held.  The Secretary shall file such consents with the minutes of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

Officers

Section 1.  The officers of the Company shall include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, all of whom shall be appointed by the Board of Directors.  Any one person may hold two or more offices except that the offices of President and Secretary may not be held by the same person.

Section 2.  The officers of the Company shall be appointed annually by the Board of Directors.  The office of Chairman of the Board may or may not be filled, as may be deemed advisable by the Board of Directors.

Section 3.  The Board of Directors may from time to time appoint such other officers as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 4.  Each officer of the Company shall hold such person's office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such person's election or appointment, or until such person's death, resignation or removal by the Board, whichever occurs first. Any officer appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole board.  If the office of any officer becomes vacant for any reason, or if any new office shall be created, the vacancy may be filled by the Board of Directors.

Section 5.  The salaries of all officers of the Company shall be fixed by the Board of Directors.

ARTICLE V

Powers and Duties of Officers

Section 1.  The Board of Directors shall designate the Chief Executive Officer of the Company, who may be either the Chairman of the Board or the President.  The Chief Executive Officer shall have general and active management of and exercise general supervision of the business and affairs of the Company, subject, however, to the right of the Board of Directors, or the Executive Committee acting in its stead, to delegate any specific power to any other officer or officers of the Company, and the Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect.  During such times when neither the Board of Directors nor the Executive Committee is in session, the Chief Executive Officer of the Company shall have and exercise full corporate authority and power to manage the business and affairs of the Company (except for matters required by law, the By-laws or the Articles of Incorporation to be exercised by the shareholders or Board itself or as may otherwise be specified by orders or resolutions of the Board) and the Chief Executive Officer shall take such actions, including executing contracts or other documents, as he or she deems necessary or appropriate in the ordinary course of the business and affairs of the Company.  The Vice Presidents and other authorized persons are authorized to take actions which are (i) routinely required in the conduct of the Company's business or affairs, including execution of contracts and other documents incidental thereto, which are within their respective areas of assigned responsibility, and (ii) within the ordinary course of the Company's business or affairs as may be delegated to them respectively by the Chief Executive Officer.

Section 2.  The Chief Executive Officer shall preside at all meetings of the shareholders and the Chairman of the Board shall preside at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors shall from time to time prescribe, including, if so designated by the Board of Directors, the duties of Chief Executive Officer.

Section 3.  The President, if not designated Chief Executive Officer, shall perform such duties and exercise such powers as shall be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.  The Vice Presidents shall perform such duties and exercise such powers as shall be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

Section 5.  The Secretary shall attend all meetings of the shareholders, the Board of Directors and the Executive Committee, and shall keep the minutes of such meetings.  He or she shall give, or cause to be given, notice of all meetings of the shareholders, the Board of Directors and the Executive Committee, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.  He or she shall be the custodian of the seal of the Company and shall affix the same to any instrument requiring it and, when so affixed, shall attest it by his or her signature.  He or she shall, in general, perform all duties incident to the office of secretary.

Section 6.  The Assistant Secretaries shall perform such of the duties and exercise such of the powers of the Secretary as shall be assigned to them from time to time by the Board of Directors or the Chief Executive Officer or the Secretary, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

Section 7.  The Treasurer shall have the custody of all moneys and securities of the Company.  He or she is authorized to collect and receive all moneys due the Company and to receipt therefor, and to endorse in the name of the Company and on its behalf when necessary or proper all checks, drafts, vouchers or other instruments for the payment of money to the Company and to deposit the same to the credit of the Company in such depositaries as may be designated by the Board of Directors.  He or she is authorized to pay interest on obligations and dividends on stocks of the Company when due and payable.  He or she shall, when necessary or proper, disburse the funds of the Company, taking proper vouchers for such disbursements.  He or she shall render to the Board of Directors and the Chief Executive Officer, whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Company.  He or she shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.  He or she shall, in general, perform all duties incident to the office of treasurer.

Section 8.  The Assistant Treasurers shall perform such of the duties and exercise such of the powers of the Treasurer as shall be assigned to them from time to time by the Board of Directors or the Chief Executive Officer or the Treasurer, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

Section 9.  The Board of Directors may, by resolution, require any officer to give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control and belonging to the Company.

Section 10.  In the case of absence or disability or refusal to act of any officer of the Company, other than the Chairman of the Board, the Chief Executive Officer may delegate the powers and duties of such officer to any other officer or other person unless otherwise ordered by the Board of Directors.

Section 11.  The Chairman of the Board, the President, the Vice Presidents and any other person duly authorized by resolution of the Board of Directors shall severally have power to execute on behalf of the Company any deed, bond, indenture, certificate, note, contract or other instrument authorized or approved by the Board of Directors.

Section 12.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice President of the Company (a) shall have full power and authority to attend and to act and vote, in the name and on behalf of this Company, at any meeting of shareholders of any corporation in which this Company may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and (b) shall have full power and authority to execute, in the name and on behalf of this Company, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which this Company may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

ARTICLE VI

Certificates of Stock

Section 1.  The Board of Directors shall provide for the issue, transfer and registration of the certificates representing the shares of capital stock of the Company in such form as may be prescribed by the Board of Directors in conformity with law, and shall appoint the necessary officers, transfer agents and registrars for that purpose; provided that some or all of the shares of capital stock may be uncertificated shares as determined by the Board of Directors.

Section 2.  Until otherwise ordered by the Board of Directors, stock certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company.  Such seal may be facsimile, engraved or printed.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any stock certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be issued by the Company with the same effect as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.

Section 3.  Transfers of stock shall be made on the books of the Company only by the person in whose name such stock is registered or by his or her attorney lawfully constituted in writing, and unless otherwise authorized by the Board of Directors only on surrender and cancellation of the certificate transferred.  No stock certificate shall be issued to a transferee until the transfer has been made on the books of the Company.

Section 4.  The Company shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have notice thereof, except as otherwise expressly provided by the laws of Missouri.

Section 5.  In case of the loss or destruction of any certificate for shares of the Company, a new certificate may be issued in lieu thereof under such regulations and conditions as the Board of Directors may from time to time prescribe.

Section 6. (a)  Notwithstanding anything to the contrary in this Article VI, unless the Articles of Incorporation or another provision in these Bylaws provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates.  The authorization does not affect shares already represented by certificates until such certificates are surrendered to the Company.

(b)           Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership.

(c)           After the issue or transfer of shares without certificates, the Company shall, if required by law or agreement, provide to such holders of the applicable uncertificated shares a statement that the Company will furnish each such shareholder information pertaining to classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each such series.

ARTICLE VII

Closing of Transfer Books

The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.

ARTICLE VIII

Inspection of Books

Section 1.  The Company shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its shareholders and Board of Directors (and any committee having the authority of the Board) and the names and business or residence addresses of its officers. The Company shall keep at its registered office or principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.

Section 2.  A shareholder may, upon written demand, inspect the records of the Company, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Company. A shareholder may delegate such shareholder's right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Company, that the shareholder and accountant agree with the Company to furnish to the Company promptly a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Company, nor shall he or she furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Company. The Company as a condition precedent to any shareholder's inspection of the records of the Company may require the shareholder to indemnify the Company, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

Section 3.  The Company shall not be liable for expenses incurred in connection with any inspection of its books.
ARTICLE IX

Corporate Seal

The corporate seal of the Company shall have inscribed thereon the name of the Company and the words "Corporate Seal – Missouri."

ARTICLE X

Fiscal Year

Section 1.  The fiscal year of the Company shall be the calendar year.

Section 2.  As soon as practicable after the close of each fiscal year, the Board of Directors shall cause a report of the business and affairs of the Company to be made to the shareholders.

ARTICLE XI

Waiver of Notice

Whenever by statute or by the Articles of Incorporation or by these By-laws any notice whatever is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

Amendments

The Board of Directors may make, alter, amend or repeal By-laws of the Company by a majority vote of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice thereof has been given in the notice of such special meeting.  Nothing in this Article shall be construed to limit the power of the shareholders to make, alter, amend or repeal By-laws of the Company at any annual or special meeting of shareholders by a majority vote of the shareholders present and entitled to vote at such meeting, provided a quorum is present.